Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Veralto Corporation Non-Employee Directors’ Deferred Compensation Plan of our reports dated February 20, 2026, with respect to the consolidated financial statements of Veralto Corporation and the effectiveness of internal control over financial reporting of Veralto Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
April 28, 2026